Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-196764, 333-194383, 333-185998, 333-180461, 333-171981, 333-147334, 333-157041, and 333-164469) and Form S-3 (File Nos. 333-159917 and 333-180460) of NovaBay Pharmaceuticals, Inc. of our report dated March 25, 2015, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc., which appears in this Annual Report on Form 10-K.

San Francisco, California

March 25, 2015